NL INDUSTRIES, INC.                           Contact:  Gregory M. Swalwell
Three Lincoln Centre                                    Vice President, Finance
5430 LBJ Freeway, Suite 1700                            (972) 450-4228
Dallas, Texas   75240-2697
--------------------------------------------- ----------------------------------
PRESS RELEASE
--------------------------------------------- ----------------------------------



FOR IMMEDIATE RELEASE



            NL INDUSTRIES, INC. ANNOUNCES 2003 THIRD QUARTER DIVIDEND


         DALLAS, TEXAS - July 30, 2003 - NL Industries, Inc. (NYSE: NL) announced that its board of directors has declared a regular quarterly dividend of twenty cents per share on its common stock, payable September 25, 2003 to shareholders of record September 15, 2003.

         NL Industries, Inc. is a major international producer of titanium dioxide pigments.

                                    * * * * *